Exhibit 10.3

DPL INC.

STOCK OPTION PLAN

Management Stock Option Agreement

This Agreement is made as of October 5, 2004 (the “Grant Date”), by and between DPL Inc., an Ohio corporation (the “Company”) and Robert Biggs (the “Participant”).

WHEREAS, the Committee, pursuant to the Company’s Stock Option Plan (the “Plan”), has made an award to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.                                       Award.  The Participant is hereby granted a stock option (an “Option”) to purchase from the Company up to a total of 200,000 Common Shares of the Company at the Fair Market Value, as defined in the Plan, on the Grant Date, or $20.94, per share (the “Exercise Price”).  The term of such Option shall be seven years from May 16, 2004 (the “Term”).  This Option is not intended to qualify as an incentive stock option under Code Section 422.

2.                                       Vesting and Exercise.  The Option may be exercised only in accordance with the Plan, as supplemented by this Agreement, and not otherwise.

a.                                       Vesting.  During its Term and prior to its earlier termination in accordance with Section 3 of this Agreement, and subject to Section 4 of this Agreement, the Option shall vest in accordance with the following schedule:

Cumulative Percent of Option

Vested as of May 16

50%	2005
100%	2006

b.                                      Exercise.  Each vested portion of the Option shall become exercisable on the date of its vesting, and shall remain exercisable for a period of five years from the date it becomes vested.  The Option may be exercised for less than the full number of Shares for which the Option is then exercisable.  To the extent then exercisable, the Option may be exercised by the Participant by giving written notice of exercise to the Company in such form as may be provided by the Committee, specifying the number of Shares with respect to which the Option is to be exercised and such other information as the Committee may require.  Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment of the Exercise Price and any applicable withholding taxes.  Notwithstanding the foregoing, in the event a Person acquires beneficial ownership of securities of the Company representing 15% or more of the combined voting power of the then outstanding securities of the Company and such acquisition has been approved by the Board of Directors, the vested portion of the Option shall be exercisable prior to January 1, 2005 to enable the Participant to sell Shares to the extent permitted under clause (ii) of Section 5 and for no other purpose.

c.                                       Payment of Exercise Price.  Payment of the Exercise Price may be made by cash, check (subject to collection) or, provided that the Shares have been owned by the Participant for at least six months prior to such payment, by the delivery (or attestation of ownership) of Shares having a Fair Market Value equal to the aggregate Exercise Price and any applicable withholding taxes.  Alternatively, the Participant may make such payment by authorizing the simultaneous sale of Shares (or a sufficient portion thereof) acquired upon exercise through a brokerage or similar arrangement approved in advance by the Committee.  Subject to the foregoing and except as otherwise provided by the Committee before the Option is exercised, the Company will deliver to the Participant, within a reasonable period of time thereafter, a certificate or certificates representing the Shares so acquired, registered in the name of the Participant or in accordance with other delivery instructions provided by the Participant and acceptable to the Committee.

3.                                       Termination.  Except as otherwise provided in this Section 3, the Option shall terminate upon the expiration of its Term.

a.                                       If the Participant’s employment or other service terminates for Cause, the Option, whether or not vested, shall be forfeited.

b.                                      If the Participant’s employment or other service terminates for any reason other than for Cause, the Participant shall be entitled to the then vested portion of the Option and the unvested portion shall be forfeited.

c.                                       In no event may the Option be exercised beyond its Term.

4.                                       Change of Control.  Notwithstanding the provisions of Sections 2(a) and 2(b) hereof, in the event of a Change of Control, the Option shall immediately vest and become exercisable in its entirety, provided that the Participant’s employment or other service has not terminated prior to the date of such Change of Control.

5.                                       Restriction on Sale of Shares.  If, after January 1, 2000, a Person acquires beneficial ownership of securities of the Company representing 15% or more of the combined voting power of the then outstanding securities of the Company, such acquisition has been approved by the Board of Directors, and if the

Participant exercises the Option at any time following such acquisition, the Participant may not sell or dispose of the Shares acquired upon exercise in any manner, whether pursuant to a cashless exercise or otherwise, except that the Participant (i) may sell such number of Shares as are necessary to pay the Participant’s income tax liability arising from the exercise (calculated using the highest federal and state income tax rates for ordinary income in effect at the time of exercise), (ii) may sell additional Shares in proportion to any sale of Shares made by the Person who made such acquisition (e.g., if such Person sells 10% of its Shares, the Participant may sell pursuant to this clause (ii) 10% of the Shares acquired on exercise) and (iii) may sell all the Shares following termination of the Participant’s employment by or other service to the Company or one of its affiliates.  The restrictions in this Section 5 shall lapse on January 1, 2005.

6.                                       Withholding.  The Company shall withhold all applicable taxes required by law from all amounts paid in respect of the Option.  A Participant may satisfy the withholding obligation (i) by paying the amount of any such taxes in cash or check (subject to collection), (ii) by the delivery (or attestation of ownership) of Shares or (iii) with the approval of the Committee, by having Shares deducted from the payment.  Alternatively, the Participant may satisfy such obligation by authorizing the simultaneous sale of Shares (or a sufficient portion thereof) acquired upon exercise through a brokerage or similar arrangement approved in advance by the Committee.  The amount of the withholding and, if applicable, the number of Shares to be delivered or deducted, as the case may be, shall be determined by the Committee as of when the withholding is required to be made, provided that the number of Shares so delivered or withheld shall not exceed the minimum required amount of such withholding.

7.                                       Non-Assignability.  Except as otherwise provided in this Section, the Option is not assignable or transferable other than by will or by the laws of descent and distribution and, during the Participant’s life, may be exercised only by the Participant.  The Participant, with the approval of the Committee, which approval may be withheld in its sole discretion, may transfer the Option for no consideration to or for the benefit of any member or members of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of any member or members of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family) subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.  The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option.

8.                                       Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any Shares subject to this award until the date the Participant becomes the holder of record of the Shares.

9.                                       No Right to Continued Service.  Nothing herein shall obligate the Company or any Subsidiary to continue the Participant’s employment or other service for any particular period or on any particular basis of compensation.

10.                                 Burden and Benefit.  The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

11.                                 Execution.  This Option is not enforceable until this Agreement has been signed by the Participant and the Company.  By executing this Agreement, the Participant shall be deemed to have accepted and consented to any action taken or to be taken under the Plan by the Committee, the Board of Directors or their delegates.

12.                                 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without regard to the conflict of laws principles thereof.

13.                                 Modifications.  Except for alterations and amendments permitted under the Plan without the consent of the Participant, no change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

14.                                 Entire Agreement.  This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option other than as set forth herein or therein.  The terms and conditions of the Plan, a copy of which has been furnished to the Participant, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

15.                                 Additional Definitions.  Any capitalized term to the extent not defined below or elsewhere in this Agreement shall have the same meaning as set forth in the Plan.

a.                                       “Cause” means (i) the commission of a felony, (ii) embezzlement, (iii) the illegal use of drugs or (iv) if no Change of Control has occurred other than the entering into of an agreement referred to in items (ii) or (iii) of the definition of Change of Control, the failure by the Participant to substantially perform his duties with the Company or any Subsidiary (other than any such failure resulting from his Disability) as determined by the Committee.  Notwithstanding the foregoing, “Cause” shall not be deemed to exist unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the written consent of not less than three-fourths of the number of directors of the Company then in office (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard at a meeting of the Board of Directors called and held for that purpose), finding that in the good faith opinion of such directors the Participant was guilty of conduct set forth in clauses (i), (ii), (iii) or (iv) of the preceding sentence and specifying the particulars thereof in detail.

b.                                      “Immediate Family” means the Participant’s spouse, parents, parents-in-law, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

16.                                 Construction.  The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

17.                                 Notices.  Any and all notices required herein shall be addressed: (i) if to the Company, to the principal executive offices of the Company; and (ii) if to the Participant, to his or her address as reflected in the records of the Company.

18.                                 Invalid or Unenforceable Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

DPL INC.

By:
W August Hillenbrand
Vice Chairman

Robert Biggs
Participant